Exhibit 99.1
Rover Reports Fourth Quarter and Full Year 2022 Financial Results and Announces Share Repurchase Program
•Full year revenue increased to $174.0 million, up 58% year-over-year
•Gross booking value (GBV) of $798.4 million, up 53% year-over-year in 2022
•Total bookings of 5.6 million, up 32% year-over-year in 2022
•Announces $50 million Share Repurchase Program
SEATTLE, February 27, 2023 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the fourth quarter and full year ended December 31, 2022.
"Net income of $5.3 million and Adjusted EBITDA of $11.2 million highlighted a strong fourth quarter which closed out a year that saw our business grow substantially," said Rover co-founder and CEO, Aaron Easterly. "Our team's execution during 2022 was inspiring with record new customer acquisition, increased expected customer lifetime value ("LTVs"), and rapid international growth while demonstrating increased operating leverage. In light of our operating results and cash generation outlook, our board has authorized a $50 million share buyback program.”
Fourth Quarter 2022 Highlights:
•Revenue increased 37% to $52.0 million, compared to $38.0 million in Q4 2021.
•GBV grew 31% to $218.1 million, compared to $166.0 million in Q4 2021.
•Total Bookings increased 20% to 1.4 million, compared to 1.2 million in Q4 2021. New bookings increased 9% to 233,000, compared to 215,000. Repeat bookings increased 22% to 1.2 million, compared to 1.0 million in Q4 2021.
•GAAP net income and net income margin were $5.3 million and 10%, compared to a GAAP net income and net income margin of $33.9 million and 89% in Q4 2021, which included a $39.7 million non-cash fair value adjustment for warrant and earnout liabilities tied to the deSPAC transaction.
•Adjusted EBITDA and Adjusted EBITDA margin were $11.2 million and 22%, compared to $7.6 million and 20% in Q4 2021.
Full Year 2022 Highlights:
•Revenue increased 58% to $174.0 million, compared to $109.8 million in 2021.
•GBV grew 53% to $798.4 million, compared to $521.9 million in 2021.
•Total bookings increased 32% to 5.6 million, compared to 4.2 million in 2021. New bookings increased 17% to 939,000, compared to 804,000. Repeat bookings increased 36% to 4.6 million, compared to 3.4 million.
•GAAP net loss and net loss margin were $22.0 million and 13%, compared to a GAAP net loss and net loss margin of $64.0 million and 59% in 2021.
•Adjusted EBITDA and Adjusted EBITDA margin were $20.8 million and 12%, compared to $12.4 million and 11% in 2021.
Guidance
First Quarter 2023
•Revenue
◦Rover anticipates revenue in the range of $37 - $39 million.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $(5) - $(3) million.

Exhibit 99.1
Full Year 2023
•Revenue
◦Rover anticipates revenue in the range of $205 - $215 million, a year-over-year increase of 21% at the midpoint of the projected range.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $25 - $30 million.
Both the low and high ends of guidance include the impact of macroeconomic headwinds, inclusive of a mild to moderate recession, public health concerns, travel disruptions and a full year of normalized marketing expenses and operating costs compared to a partial year of each in 2022. First quarter guidance also reflects the seasonally low nature of the quarter.
Long-Term Targets
The company reiterated its previously stated long-term targets of:
•Revenue growth: ~20-25%
•Contribution margin: 80%+
•Adjusted EBITDA margin: 30%+
In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Rover has not provided the most directly comparable forward-looking GAAP measure to its Adjusted EBITDA guidance, Adjusted EBITDA margin long-term target or Contribution margin long-term target or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, and change in fair value and loss from equity method investments. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding GAAP equivalent is not available without unreasonable effort. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Rover's control, Rover is also unable to predict their probable significance. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Non-GAAP Financial Measures" below.
Share Repurchase Program
Rover also announced that its board of directors has authorized a share repurchase program of up to $50 million of its Class A common stock. A goal of the repurchase program is to utilize Rover’s strong balance sheet to offset a portion of the dilution from employee equity incentive compensation programs.
Repurchases of the Class A common stock may be made on a discretionary basis from time to time through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws and other legal requirements, including the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The repurchase program does not obligate Rover to acquire any specific number of shares of its Class A common stock. The timing, volume and nature of repurchases will be determined by Rover’s management and depend on a variety of factors, including stock price, trading volume, market and economic conditions, other general business considerations such as alternative investment opportunities, applicable legal requirements, and other relevant factors. Repurchases under the program have been authorized for the next 12 months, but the program may be modified, suspended, or terminated at any time at the discretion of Rover's board of directors.
Rover expects to fund the repurchases with existing cash and cash equivalents and investments. As of December 31, 2022, Rover had cash and cash equivalents and investments of approximately $273 million.
About Rover
Founded in 2011 and based in Seattle, Rover (NASDAQ: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.

Exhibit 99.1
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its fourth quarter and full year 2022 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following link: https://register.vevent.com/register/BI08d1190085804bb89bb3cdae674f77e3. Once registered, you will be provided with a dial-in and conference ID.

This call will contain forward-looking statements and other material information regarding Rover’s financial and operating results.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-GAAP Reconciliation Supplement posted under the “News & Events-Presentations” section of the same website. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts, its website (www.rover.com), and its investor relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its Twitter account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/channel/UCAPW_dKc5hmvDEl8oYnJfdA), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This press release and the earnings call referenced in this press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to: Rover’s expectations or predictions of future financial, operational or business performance or conditions, including guidance and projections for the first quarter of 2023 and full year 2023, future growth and profitability expectations, and long-term targets; expansion opportunities; LTV trends; customer acquisition goals; macroeconomic, public health, and travel trends; Rover's intention to implement a program to purchase up to $50 million of its Class A common stock; the timing, volume, nature, duration and source of funding of such share repurchase program; and the partial offsetting of dilution from employee equity incentive compensation programs. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "believe," "may," "will," "continue," "anticipate," "target," "assume," or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, public health trends and general macroeconomic and geopolitical conditions and the resulting impact on Rover's business and operations, Rover's ability to retain existing and acquire new pet parents and pet care providers, the success of Rover's marketing strategies and investments, competition, investments in new products or offerings, Rover's brand and reputation, other legal and regulatory developments, and Rover's ability to execute the repurchase program which is dependent on, among other things, developments or changes in economic or market conditions and the securities markets, fluctuations in the trading volume and market price of the Class A common stock, the effects of macroeconomic conditions, Rover's cash commitments, the nature of other acquisition or investment opportunities, Rover's cash flows from operations, and other factors. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see those risks and uncertainties included under the caption "Risk Factors" and elsewhere in Rover's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the

Exhibit 99.1
SEC’s website at www.sec.gov and available on the investor relations page of Rover’s website. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this release and in the attachments is as of the date hereof and is based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.
The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.
Definitions
•A booking is defined as a single arrangement between a pet parent and pet care provider on the Rover services marketplace, which can be for a single night or multiple nights for overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have ever had a previous booking on Rover, inclusive of pet parents who had their first booking within the same quarter.
•Gross Booking Value, or GBV, represents the dollar value of bookings on the Rover services marketplace during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes, and alterations, and is exclusive of tips and Rover's other ancillary revenue streams.
Non-GAAP Financial Measures
To supplement Rover's consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Rover uses non-GAAP financial measures in this earnings release and its related earnings call, including Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, and non-GAAP operating expenses (collectively, the “Non-GAAP Financial Measures”), each as defined below. A reconciliation of the historical Non-GAAP Financial Measures to their most directly comparable historical GAAP financial measures is presented in tabular form at the end of this release immediately following the GAAP financial statements. The Non-GAAP Financial Measures are supplemental measures of Rover's performance that are neither required by, nor presented in accordance with, GAAP. The Non-GAAP Financial Measures have limitations as an analytical tool, which limitations are described below, and you should not consider them in isolation, or as a substitute for, GAAP financial measures.
Rover uses the Non-GAAP Financial Measures to evaluate the health of its business, measure its operating performance, identify trends, prepare financial forecasts and make strategic decisions, including those related to operating expenses, and as a means to evaluate period-to-period comparisons. Rover considers the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in its business and its historical operating performance on a more consistent basis.
Rover believes that these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measure, provide meaningful supplemental information to investors as they provide a basis for period-to-period comparisons of Rover's business by excluding the effect of certain non-cash and cash gains, expenses, losses and variable charges that may not be indicative of its recurring core business, results of operations, or outlook. Rover believes these Non-GAAP Financial Measures are useful to investors because they (1) allow for greater transparency with respect to key metrics used by management in its financial, operational and strategic decision-making and in assessing the health of Rover's business and operating performance, (2) are used by Rover's institutional investors and the analyst community to help them analyze the health of Rover's business, (3) allow investors and others to understand and evaluate Rover's operating results in the same manner as Rover's management and board of directors, and (4) provide a reasonable basis for comparing Rover's ongoing results of operations and those of other companies.
Examples of the limitations of the Non-GAAP Financial Measures include:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect changes in, or cash requirements for, Rover's working capital needs;
•Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, some or all of which may be settled in cash;

Exhibit 99.1
•Adjusted EBITDA and non-GAAP operating expenses exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Rover's business as it grows as a company and an important part of its compensation strategy;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which consists primarily of interest income and expense; investment impairment; change in fair value of other investments, earnout liabilities and derivative warrant liabilities; realized and unrealized gains and losses on foreign currency transactions and realized gains and losses from the change in fair value of investments and financial instruments and sales of such investments;
•Adjusted EBITDA does not reflect period-to-period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA and non-GAAP general and administrative expense exclude certain legal settlements that may reduce cash available to Rover;
•these measures exclude significant expenses and income that are required by GAAP to be recorded in Rover's financial statements;
•these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
•Rover's calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP financial measures, if any, reported by Rover's peer companies, or those peer companies may use other measures to calculate their financial performance, and therefore Rover's use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.
To compensate for these limitations, management presents the Non-GAAP Financial Measures in conjunction with GAAP results. Rover encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in Rover's future earnings releases and filings with the SEC.
The Non-GAAP Financial Measures are not indicative of Rover's overall results, an indicator of past or future financial performance, a financial measure of total company profitability, and are not intended to be used as a proxy for total company profitability nor imply profitability for Rover's business. Also, in the future Rover may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Rover's presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Rover defines Adjusted EBITDA as net income (loss) excluding depreciation and amortization, stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, and non-routine items such as investment impairment, restructuring costs, certain acquisition and merger-related costs and transaction-related expenses, loss from equity method investments, and certain legal settlements. Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period.
Rover defines Contribution as gross profit (loss) plus amortization of intangible assets and amortization of internally developed software related to cost of revenue (exclusive of depreciation and amortization shown separately). Gross profit (loss) is defined as revenue less cost of revenue (exclusive of depreciation and amortization shown separately) and amortization of intangible assets. Gross margin is calculated by dividing gross profit (loss) for a period by revenue for the same period. Contribution margin is calculated by dividing Contribution for a period by revenue for the same period.
Operating expenses consist of operations and support expense, marketing expense, product and development expense, and general and administrative expense. Rover defines Non-GAAP operating expenses as operating expenses excluding the non-cash expenses arising from the grant of stock-based awards, and in the case of non-GAAP general and administrative expense, excluding certain legal settlements. These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period.
Beginning with the quarter ended September 30, 2022, Rover redefined Adjusted EBITDA and Non-GAAP general and administrative expense to omit the impact of certain legal settlements, including the accrual for a previously announced

Exhibit 99.1
settlement agreement, and in the case of Adjusted EBITDA to reflect the change in fair value of, and omit the loss from, a recent equity method investment. Legal settlement amounts were immaterial during the year ended December 31, 2021 and Rover did not have any equity method investments in the year ended December 31, 2021. Rover believes the adjustments described above are not indicative of its core operating performance and are useful to investors by enabling them to better assess its operating performance in the context of current period results and provide for better comparability with its historically disclosed Adjusted EBITDA and non-GAAP general and administrative expense amounts.

ROVER GROUP, INC.

Key Business Metrics
(Bookings and users in thousands, GBV dollars in millions, ABV and per-user metrics in units)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021
Bookings
New Bookings	233	215	939	804
Repeat Bookings	1,217	998	4,622	3,395
Total Bookings	1,450	1,213	5,561	4,199
GBV	$218.1	$166.0	$798.4	$521.9
ABV(1)	$150	$137	$144	$124

Total active users(2)	679	567	1,652	1,286
GBV per user	$321	$293	$483	$406

Recognized take rate(3)	22.1%	21.1%	22.1%	21.5%
Cancellation rate(4)	14.6%	16.0%	14.0%	14.1%

(1)ABV, or average booking value, defined as GBV ÷ Total bookings.
(2)Active user defined as unique pet owner with at least one booking in period.
(3)Recognized take rate defined as (Revenue + change in Deferred revenue) ÷ GBV.
(4)Cancellation rate defined as Cancelled bookings value ÷ GBV.

Exhibit 99.1
ROVER GROUP, INC.

Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021
Revenue	$51,951	$38,006	$174,010	$109,837
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	11,082	8,042	41,058	26,536
Operations and support	7,536	5,013	26,801	14,928
Marketing	9,763	6,405	36,807	19,937
Product development	7,149	8,126	27,529	22,712
General and administrative	12,178	14,293	65,794	35,559
Depreciation and amortization	1,506	1,754	5,938	7,327
Total costs and expenses	49,214	43,633	203,927	126,999
Income (loss) from operations	2,737	(5,627)	(29,917)	(17,162)
Other income (expense), net:
Interest income	1,890	22	3,974	49
Interest expense	(19)	(18)	(80)	(2,952)
Change in fair value of other investments	598	—	598	—
Change in fair value of earnout liabilities	—	25,304	—	(46,015)
Change in fair value of derivative warrant liabilities	—	14,350	4,579	2,089
Other income (expense), net	428	(91)	(617)	(284)
Total other income (expense), net	2,897	39,567	8,454	(47,113)
Income (loss) before income taxes and equity method investments	5,634	33,940	(21,463)	(64,275)
(Provision for) benefit from income taxes	(90)	(55)	82	226
Loss from equity method investments	(273)	—	(598)	—
Net income (loss)	$5,271	$33,885	$(21,979)	$(64,049)

Earnings (loss) per share:
Basic	$0.03	$0.19	$(0.12)	$(0.72)
Diluted	$0.03	$0.17	$(0.12)	$(0.72)

Weighted average shares outstanding:
Basic	183,471	175,590	181,854	89,004
Diluted	205,949	203,682	181,854	89,004

Exhibit 99.1
ROVER GROUP, INC.

Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	Year Ended December 31,

	2022	2021
Assets
Current assets
Cash and cash equivalents	$58,875	$278,904
Short-term investments	191,347	—
Accounts receivable, net	53,181	26,023
Prepaid expenses and other current assets	8,639	6,113
Total current assets	312,042	311,040
Property and equipment, net	19,518	20,874
Operating lease right-of-use assets	18,871	21,495
Intangible assets, net	6,865	4,469
Goodwill	36,915	33,159
Deferred tax asset, net	1,306	1,477
Long-term investments	22,463	4,292
Other noncurrent assets	281	348
Total assets	$418,261	$397,154
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,354	$5,043
Accrued compensation and related expenses	6,644	6,600
Accrued expenses and other current liabilities	22,694	3,021
Deferred revenue	5,544	3,077
Pet parent deposits	40,783	28,269
Pet care provider liabilities	3,319	10,894
Operating lease liabilities, current portion	2,727	2,433
Total current liabilities	87,065	59,337
Operating lease liabilities, net of current portion	22,208	25,198
Derivative warrant liabilities	—	19,943
Other noncurrent liabilities	714	84
Total liabilities	109,987	104,562
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of December 31, 2022 and 2021, respectively; no shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Class A common stock, $0.0001 par value, 990,000 shares authorized as of December 31, 2022 and 2021, respectively; 184,526 and 177,342 shares issued and outstanding as of December 31, 2022 and 2021, respectively	18	18
Additional paid-in capital	651,659	612,680
Accumulated other comprehensive (loss) income	(1,098)	220
Accumulated deficit	(342,305)	(320,326)
Total stockholders’ equity	308,274	292,592
Total liabilities and stockholders’ equity	$418,261	$397,154

Exhibit 99.1
ROVER GROUP, INC.

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,

	2022	2021
OPERATING ACTIVITIES
Net loss	$(21,979)	$(64,049)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	19,059	11,061
Depreciation and amortization	12,890	14,683
Non-cash operating lease costs	2,584	2,062
Change in fair value of other investments	(598)	—
Change in fair value of earnout liabilities	—	46,015
Change in fair value of derivative warrant liabilities	(4,579)	(2,089)
Net accretion of investment discounts	(1,509)	—
Amortization of debt issuance costs	—	712
Deferred income taxes	(394)	(272)
Loss on disposal of property and equipment	42	64
Loss from equity method investments	598	—
Changes in operating assets and liabilities:
Accounts receivable	(27,109)	(23,024)
Prepaid expenses and other current assets	(599)	(3,126)
Other noncurrent assets	9	(24)
Accounts payable	27	3,738
Accrued expenses and other current liabilities	18,137	4,060
Deferred revenue and pet parent deposits	14,898	22,663
Pet care provider liabilities	(7,574)	4,754
Operating lease liabilities	(2,656)	(2,307)
Other noncurrent liabilities	405	(587)
Net cash provided by operating activities	1,652	14,334
INVESTING ACTIVITIES
Purchases of property and equipment	(614)	(881)
Capitalization of internal-use software	(7,563)	(6,340)
Proceeds from disposal of property and equipment	1	24
Acquisition of businesses, net of cash acquired	(5,858)	—
Purchases of convertible notes	(1,810)	—
Purchases of available-for-sale securities	(308,106)	(4,293)
Maturities of available-for-sale securities	98,986	—
Net cash used in investing activities	(224,964)	(11,490)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and issuance of common stock	6,618	6,505
Redemption of stock warrants	(7)	—
Taxes paid related to settlement of equity awards	(3,248)	(8,673)
Proceeds from reverse recapitalization and related financing	—	268,282
Payment of deferred transaction costs related to reverse recapitalization	—	(32,743)
Repayment of borrowings on credit facilities	—	(38,124)
Net cash provided by financing activities	3,363	195,247
Effect of exchange rate changes on cash and cash equivalents	(80)	(35)
Net (decrease) increase in cash and cash equivalents	(220,029)	198,056
Cash and cash equivalents, beginning of year	278,904	80,848
Cash and cash equivalents, end of year	$58,875	$278,904
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds	$45	$5
Cash paid for interest	9	2,511
NON-CASH INVESTING AND FINANCING ACTIVITIES
Right-of-use assets obtained in exchange for lease liabilities (excluding those recognized upon initial adoption of ASC 842)	17	757
Conversion of redeemable convertible preferred stock to common stock	—	290,427
Earnout liability recognized upon the closing of the reverse recapitalization	—	228,082
Derivative warrant liabilities recognized upon the closing of the reverse recapitalization	—	22,032
Reclassification of earnout liabilities to additional paid-in-capital	—	274,097
Reclassification of certain derivative warrant liabilities to equity upon exercise	15,356	—
Recognition of indemnity holdback liabilities upon acquisition of businesses	1,489	—
Stock-based compensation capitalized to internal-use software	1,194	—

Exhibit 99.1
ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021
Revenue	$51,951	$38,006	$174,010	$109,837
Adjusted EBITDA Reconciliation:
Net income (loss)	$5,271	$33,885	$(21,979)	$(64,049)
Add (deduct):
Depreciation and amortization(1)	3,256	3,868	12,890	14,683
Stock-based compensation expense(2)	5,034	7,919	19,059	11,061
Interest expense	19	18	80	2,952
Interest income	(1,890)	(22)	(3,974)	(49)
Change in fair value, net(3)	(598)	(39,654)	(5,177)	43,926
Other (income) expense, net	(428)	91	617	284
Income tax expense (benefit)	90	55	(82)	(226)
Acquisition and merger-related costs(4)	158	220	816	2,556
Transaction-related expenses (5)	—	1,263	—	1,263
Legal settlements(6)	—	—	18,000	—
Loss from equity method investments	273	—	598	—
Adjusted EBITDA	$11,185	$7,643	$20,848	$12,401
Net income (loss) margin(7)	10%	89%	(13%)	(59%)
Adjusted EBITDA margin(8)	22%	20%	12%	11%

(1)Depreciation and amortization include amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the consolidated statement of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as non-employee directors.
(3)Change in fair value, net includes the mark-to-market adjustments related to the earnout shares and warrant liabilities in connection with the deSPAC transaction and the change in fair value of an equity method investment.
(4)Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the Caravel merger and other business combinations.
(5)Transaction-related expenses include costs related to our secondary offering in the fourth quarter of 2021.
(6)Legal settlements includes the amount we accrued for a binding settlement term sheet executed in October 2022.
(7)Net income (loss) margin is net loss divided by revenue for the same period.
(8)Adjusted EBITDA margin is Adjusted EBITDA divided by revenue for the same period.

Exhibit 99.1
ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands, except for percentages)
(unaudited)

	Three Months Ended December 31,
	2022		2021
	Amount	%	Amount	%
Revenue	$51,951	100%	$38,006	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(11,082)		(8,042)
Less: Amortization of intangible assets	(524)		(791)
Gross profit	40,345		29,173
Gross profit margin	78%		77%
Add: Amortization of intangible assets	524		791
Add: IDS amortization related to Cost of revenue (exclusive of depreciation and amortization shown separately)	1,749		2,114
Non-GAAP contribution	$42,618		$32,078
Non-GAAP contribution margin (1)	82%		84%

Operations and support expense	$7,536	15%	$5,013	13%
Less: Stock-based compensation expense	(547)	(1)	(401)	(1)
Non-GAAP operations and support expense	$6,989	14%	$4,612	12%

Marketing expense	$9,763	19%	$6,405	17%
Less: Stock-based compensation expense	(289)	(1)	(487)	(1)
Non-GAAP marketing expense	$9,474	18%	$5,918	16%

Product development expense	$7,150	14%	$8,126	21%
Less: Stock-based compensation expense	(1,250)	(3)	(2,840)	(7)
Non-GAAP product development expense	$5,900	11%	$5,286	14%

General and administrative expense	$12,178	24%	$14,293	38%
Less: Stock-based compensation expense	(2,947)	(6)	(4,191)	(11)
Less: Legal settlements	—	—	—	—
Non-GAAP general and administrative expense	$9,231	18%	$10,102	27%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Exhibit 99.1

	Year Ended December 31,
	2022		2021
	Amount	%	Amount	%
Revenue	$174,010	100%	$109,837	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(41,058)		(26,536)
Less: Amortization of intangible assets	(1,987)		(3,498)
Gross profit	130,965		79,803
Gross profit margin	75%		73%
Add: Amortization of intangible assets	1,987		3,498
Add: IDS amortization related to Cost of revenue (exclusive of depreciation and amortization shown separately)	6,952		7,356
Non-GAAP contribution	$139,904		$90,657
Non-GAAP contribution margin (1)	80%		83%

Operations and support expense	$26,801	15%	$14,928	14%
Less: Stock-based compensation expense	(1,761)	(1)	(545)	(1)
Non-GAAP operations and support expense	$25,040	14%	$14,383	13%
			$—
Marketing expense	$36,807	21%	$19,937	18%
Less: Stock-based compensation expense	(1,147)	(1)	(725)	(1)
Non-GAAP marketing expense	$35,660	20%	$19,212	17%
			$—
Product development expense	$27,529	16%	$22,712	21%
Less: Stock-based compensation expense	(5,407)	(3)	(3,821)	(4)
Non-GAAP product development expense	$22,122	13%	$18,891	17%
			$—
General and administrative expense	$65,794	38%	$35,559	32%
Less: Stock-based compensation expense	(10,744)	(6)	(5,970)	(5)
Less: Legal settlements	(18,000)	(10)	—	—
Non-GAAP general and administrative expense	$37,050	22%	$29,589	27%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369